Exhibit 3.54

CERTIFICATE OF FORMATION

OF

TS EXTENDED WARRANTY, LLC

This Certificate of Formation of TS Extended Warranty, LLC (the “LLC”), dated as of January 27, 2014, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company is TS Extended Warranty, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Dale W. Williams
Name: Dale E. Williams
Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

TS EXTENDED WARRANTY, LLC

This Certificate of Amendment to Certificate of Formation of TS Extended Warranty, LLC, a Delaware limited liability company (the “Company”), dated as of February 20, 2014, has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of 6 Del. C. §18-202, to amend the Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 27, 2014 (the “Certificate”).

1. The name of the Company is TS Extended Warranty, LLC.

2. Article FIRST of the Certificate is hereby amended to read as follows:

“FIRST. The name of the limited liability company is Sealy International Distribution, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation as of the date first-above written.

/s/ Dale E. Williams
Dale E. Williams
Manager and Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

SEALY INTERNATIONAL DISTRIBUTION, LLC

This Certificate of Amendment to Certificate of Formation of Sealy International Distribution, LLC, a Delaware limited liability company (the “Company”), dated as of January 20, 2015, has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of 6 Del. C. §18-202, to amend the Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 27, 2014, as heretofore amended (the “Certificate”).

1. The name of the Company is Sealy International Distribution, LLC.

2. Article FIRST of the Certificate is hereby amended to read as follows:

“FIRST. The name of the limited liability company is Tempur Sealy International Distribution, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation as of the date first-above written.

/s/ Dale E. Williams
Dale E. Williams
Manager and Authorized Person